As filed with the Securities and Exchange Commission on May 31, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	52-2154066
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

2910 Seventh Street

Berkeley, California 94710

(Address, including zip code, of Principal Executive Offices)

Thomas Burns

Senior Vice President, Finance and Chief Financial Officer

XOMA Corporation

2910 Seventh Street

Berkeley, California 94710

(510) 204-7200

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

James F. Fulton

Michael E. Tenta

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94306

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Amended and Restated 2010 Long Term Incentive Plan and Stock Award Plan Common Stock, $0.0075 par value per share	1,470,502 shares (3)	$6.47	$9,514,148	$1,102.69
Amended 2015 Employee Share Purchase Plan Common Stock, $0.0075 par value per share	250,000 shares (4)	$6.47	$1,617,500	$187.47

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Company’s Common Stock (“Common Stock”) that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the Company’s outstanding shares of Common Stock.
(2)	This estimate is made pursuant to Rule 457(h) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on March 23, 2017, as reported on the Nasdaq Stock Market.
(3)	Represents shares of Common Stock that were added to the number of shares authorized for issuance under the XOMA Corporation Amended and Restated 2010 Long Term Incentive Plan and Stock Award Plan (the “2010 Plan”) upon approval of an amendment to the 2010 Plan by the Company’s stockholders at the Company’s 2017 Annual Meeting of Stockholders on May 18, 2017.
(4)	Represents shares of Common Stock that were added to the number of shares authorized for issuance under the XOMA Corporation Amended 2015 Employee Share Purchase Plan (the “2015 ESPP”) upon approval of an amendment to the 2015 ESPP by the Company’s stockholders at the Company’s 2017 Annual Meeting of Stockholders on May 18, 2017.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,470,502 shares of Common Stock of XOMA Corporation (the “Company”) issuable pursuant to the XOMA Corporation Amended and Restated 2010 Long Term Incentive Plan and Stock Award Plan (the “2010 Plan”) and 250,000 shares of Common Stock of the Company issuable pursuant to the XOMA Corporation Amended 2015 Employee Share Purchase Plan (the “2015 ESPP”). These additional shares of Common Stock are securities of the same class as other securities for which a registration statement on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on December 27, 2010 (File No 333- 171429), June 6, 2011 (File No. 333-174730), June 1, 2012 (File No. 333-181849), September 12, 2014 (File No. 333-198719) and June 24, 2016 (File No. 333-212238) and with respect to the 2010 Plan and a registration statement on Form S-8 (File No 333- 204367) that was filed with the Commission on May 21, 2015 with respect to the 2015 ESPP. These additional shares of Common Stock were approved to be reserved for issuance upon approval of an amendment to each of the 2010 Plan and the 2015 ESPP by the Company’s stockholders at the Company’s 2017 Annual Meeting of Stockholders on May 18, 2017.

PART II

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Company on Form S-8 relating to the same employee benefit plans is effective.

The Company previously registered shares of its Common Stock for issuance under the 2010 Plan under Registration Statements on Form S-8 filed with the Commission on December 27, 2010 (File No 333- 171429), June 6, 2011 (File No. 333-174730), June 1, 2012 (File No. 333-181849), September 12, 2014 (File No. 333-198719) and June 24, 2016 (File No. 333-212238). The Company previously registered shares of its Common Stock for issuance under the 2015 ESPP under a Registration Statement on Form S-8 filed with the Commission on May 21, 2015 (File No. 333- 204367). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on May 31, 2017.

XOMA CORPORATION

By:	/s/ James Neal
James Neal
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Neal and Thomas Burns, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Neal	Chief Executive Officer and Director (Principal Executive Officer)	May 31, 2017
JAMES NEAL

/s/ Thomas Burns	Senior Vice President, Finance and Chief Financial Officer (Principal Accounting and Financial Officer)	May 31, 2017
THOMAS BURNS

/s/ W. Denman Van Ness	Chairman the Board of Directors	May 31, 2017
W. DENMAN VAN NESS

Director
JOSEPH M. LIMBER

/s/ Jack L. Wyszomierski	Director	May 31, 2017
JACK L. WYSZOMIERSKI

/s/ Matthew Perry	Director	May 31, 2017
MATTHEW PERRY

EXHIBIT INDEX

		Incorporation By Reference
Exhibit Number	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date

4.1	Certificate of Incorporation of XOMA Corporation	8-K	000-14710	3.1	01/03/2012

4.2	Certificate of Amendment of Certificate of Incorporation of XOMA Corporation	8-K	000-14710	3.1	05/31/2012

4.3	Certificate of Amendment of Certificate of Incorporation of XOMA Corporation	8-K	000-14710	3.1	05/28/2014

4.4	Certificate of Amendment to the Amended Certificate of Incorporation of XOMA Corporation	8-K	000-14710	3.1	10/18/2016

4.5	Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock	8-K	000-14710	3.1	02/16/2017

4.6	By-laws of XOMA Corporation	8-K	000-14710	3.2	01/03/2012

4.7	Specimen of Common Stock Certificate	8-K	000-14710	4.1	01/03/2012

5.1	Opinion of Cooley LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in Part II of this Registration Statement)

99.1	XOMA Corporation Amended and Restated 2010 Long Term Incentive and Stock Award Plan	10-Q	000-14710	10.1	05/24/2017

99.2	XOMA Corporation Amended 2015 Employee Share Purchase Plan	10-Q	000-14710	10.2	05/24/2017